Exhibit No. 23




INDEPENDENT AUDITORS' CONSENT
_____________________________


We consent to the incorporation by reference in Registration Statement No. 33-33520 on Form S-8 of Carolina Power & Light Company, of our report dated June 17, 1994, appearing in this Annual Report on Form 11-K of the Stock Purchase-Savings Plan of Carolina Power & Light Company for the year ended December 30, 1993.



\s\ DELOITTE & TOUCHE


Raleigh, North Carolina
June 24, 1994